Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Bed Bath & Beyond Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt Convertible into Equity	3.693% Senior Second Lien Secured Non-Convertible Notes due 2027	457(o)	$218,636,000	—	$218,636,000(1)	0.0001102	$24,093.7

Fees to be Paid	Other	Guarantees of 3.693% Senior Second Lien Secured Non-Convertible Notes due 2027	457(n)	—	—	—	—	— (2)

Fees to be Paid	Debt Convertible into Equity	8.821% Senior Second Lien Secured Convertible Notes due 2027	457(o)	$91,457,000	—	$91,457,000(1)	0.0001102	$10,078.6

Fees to be Paid	Other	Guarantees of 8.821% Senior Second Lien Secured Convertible Notes due 2027	457(n)	—	—	—	—	— (2)

Fees to be	Equity	Common Stock issuable upon exercise of 8.821% Senior Second Lien Secured Convertible Notes due 2027	Rule 457(i)	—	—	— (3)	—	— (4)

Fees to be Paid	Debt Convertible into Equity	12.000% Senior Third Lien Secured Convertible Notes due 2029	457(o)	$183,270,000	—	$183,270,000(1)	0.0001102	$20,196.4

Fees to be Paid	Other	Guarantees of 12.000% Senior Third Lien Secured Convertible Notes due 2029	457(n)	—	—	—	—	— (2)

Fees to be Paid	Equity	Common Stock issuable upon exercise of 12.000% Senior Third Lien Secured Convertible Notes due 2029	Rule 457(i)	—	—	— (3)	—	— (4)

Fees Previously Paid	—	—	—	—		—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—		—	—	—	—	—

	Total Offering Amounts					$493,363,000		$54,368.7

	Total Fees Previously Paid							$54,368.7

	Total Fee Offsets							—

	Net Fee Due							—

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable with respect to guarantees.
(3)

There is being registered hereunder the offer and sale of an indeterminate number of shares of common stock, par value $0.01 per share (the “Common Stock”), of Bed Bath & Beyond Inc. issuable upon conversion of the convertible notes covered by this registration statement (the “Convertible Notes”). The conversion rate of the Convertible Notes is one share of Common Stock per $1,000 principal amount of Convertible Notes. Pursuant to Rule 416 under the Securities Act, the number of shares of Common Stock registered by the registration statement to which this exhibit is attached includes an indeterminate number of shares of Common Stock that may be issued in connection with stock splits, stock dividends, or similar transactions.

(4)	No additional consideration will be received upon conversion of the Convertible Notes, and therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act.